Exhibit 23.2


Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Teleplus Enterprises, Inc. (formerly
HerbalOrganics.com) of our report dated August 23, 2004 which appears in the Company's Form SB-2 for the year ended December 31, 2003.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

November 24, 2004